Intellicheck Reports Second Quarter 2026 Results

Revenue Grows 16% to $5.9 Million
Net Income Rises to $0.7 Million
Adjusted EBITDA Increases to $1.1 Million

MELVILLE, NEW YORK – August 13, 2026 – Intellicheck, Inc. (Nasdaq: IDN) (“Intellicheck” or the “Company”), an industry-leading identity company delivering proprietary on-demand digital and physical identification validation solutions, today reported financial results for the second quarter ended June 30, 2026. The Company today also provided an update on a customer.

Business Highlights
•Revenue was $5.9 million in the second quarter, up 16% year-over-year and 7% on a quarterly sequential basis. SaaS revenue comprised substantially all of total revenue.
•Adjusted EBITDA, a non-GAAP metric, was $1.1 million in the second quarter, increasing $1.0 million year-over-year, and marking the Company’s fifth consecutive positive quarter.
•Banking and lending represented approximately 48% of Q2 revenue and continues to be the Company’s largest growing vertical in terms of total revenue as it continues to gain traction in Desktop, the Alloy channel, and among smaller institutions.
•Retail represented approximately 29% of Q2 revenue.
•Momentum continued across emerging and adjacent verticals including cargo and freight, foreign auto manufacturers and their supplier networks, stadium and venue concessions, age-related and background-check verticals, and automotive dealer scanning volumes.

“Our second quarter results reflect the benefits from continued progress on our diversification initiative as we now generate revenue from about 500 customers across 14 segments, both of which are diversified significantly from two years ago when we began these efforts,” said Bryan Lewis, President and Chief Executive Officer of Intellicheck. “The momentum in our business was clear as revenue rose 16% year-over-year to a Q2 record of $5.9 million. In addition, our focus on operating discipline has helped drive four consecutive quarters of profitability, and five consecutive quarters of positive adjusted EBITDA which improved $1.0 million compared to the same period last year to $1.1 million.”

Customer Update
At the end of the second quarter of 2026, the Company was informed by its customer, which represented approximately 29% of first-half 2026 revenue, the “Customer”, that the Customer is shifting from a sole-source to a multi-source vendor architecture and is testing an alternative solution on select use cases that is expected to negatively affect our transaction levels with the Customer. The main phase of the transition was scheduled to commence in late July and as such had no material impact on Intellicheck’s results for the three- and six-month periods ended June 30, 2026. As of August 12, 2026, the Company has not yet seen the level of volume reductions this Customer’s plans call for.

Lewis commented, “We are actively engaged with this Customer as they test their alternative solution. To date, the total traffic shift has not been to the extent their plan called for. Additionally, the Customer has indicated that their shift from a single source to a multi-source vendor architecture is not being driven by our results, as they have recently signed another purchase order and have indicated an intention to transition to our newest API. We believe this reflects recognition of the broader capabilities we can provide and the opportunity to further expand our support of their needs over the longer term.”

“Our business is significantly stronger and more diversified today than it was even several years ago, and as such is much better positioned to address this challenge than at any other time in our history. Excluding this Customer, revenue from our remaining base grew approximately 19% in the first half of 2026, and we expect this growth will continue as we continue to execute on our customer and vertical diversification initiative. We are focused on accelerating our pipeline of new customers and expanding the scope of what we do with existing customers which we expect will help drive positive adjusted EBITDA generation for the second half of the year as well as position the Company to be profitable for the full year.”

Financial and Balance Sheet Highlights
•Gross margin was 91% in the second quarter as compared to 90% in the year-ago period.
•Operating expenses were $4.9 million in both the 2026 and 2025 second quarters.
•Income from operations was $0.6 million and net income was $0.7 million, up from a loss of $(0.3) million and a net loss of $(0.3) million in the year-ago period.
•Adjusted EBITDA was $1.1 million in the second quarter, marking the Company’s fifth consecutive positive quarter. Adjusted EBITDA was $0.1 million in the second quarter of 2025

•The Company ended the quarter with $11.8 million in cash and no debt. Cash from operations for the first half was $2.2 million.

“We remain focused on cost discipline, while continuing to fund the engineering behind our platform accuracy and availability, and the go-to-market investment required to grow our revenue from current and new customers,” said Adam Sragovicz, Chief Financial Officer of Intellicheck. “Importantly, we have a strong balance sheet, with $11.8 million in cash and no debt, which provides us the flexibility to execute on our growth initiatives.”

Earnings Conference Call Details
•Date / Time: Thursday, August 13 at 4:30 PM ET / 1:30 PM PT
•U.S. Dial-in: 877-407-8037
•International Dial-in: 201-689-8037

A replay of the conference call will be available shortly after completion of the live event. To listen to the replay, please dial 877-660-6853 and use conference identification number 13761557. For callers outside the U.S., please dial 201-612-7415 and use conference identification number 13761557. The replay will be available beginning approximately three hours after the completion of the live event and will remain available until August 20, 2026.

INTELLICHECK, INC.

UNAUDITED CONDENSED BALANCE SHEETS
JUNE 30, 2026 AND DECEMBER 31, 2025
(in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,837	$9,650
Accounts receivable, net of allowance for credit losses of $157 at June 30, 2026 and December 31, 2025	2,660	3,365
Other current assets	816	892
Total current assets	15,313	13,907

PROPERTY AND EQUIPMENT, NET	351	394
GOODWILL	8,102	8,102
INTANGIBLE ASSETS, NET	1,798	2,077
OTHER ASSETS	1	1
Total assets	$25,565	$24,481

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$385	$226
Accrued expenses	1,496	1,897
Deferred revenue	1,195	1,661
Total current liabilities	3,076	3,784

Total liabilities	3,076	3,784

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock - $0.01 par value; 30,000 shares authorized; Series A convertible preferred stock, zero shares issued and outstanding at June 30, 2026 and December 31, 2025	—	—
Common stock - $0.001 par value; 40,000,000 shares authorized; 20,252,888 and 20,225,323 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	20	20
Additional paid-in capital	154,380	153,887
Accumulated deficit	(131,911)	(133,210)
Total stockholders’ equity	22,489	20,697

Total liabilities and stockholders’ equity	$25,565	$24,481

INTELLICHECK, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026 AND 2025
(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

REVENUES	$5,941	$5,123	$11,465	$10,017
COST OF REVENUES	(517)	(523)	(1,016)	(1,025)
Gross profit	5,424	4,600	10,449	8,992

OPERATING EXPENSES
Selling, general and administrative	3,481	3,535	6,724	6,988
Research and development	1,370	1,363	2,610	2,650
Total operating expenses	4,851	4,898	9,334	9,638

Income (loss) from operations	573	(298)	1,115	(646)

OTHER INCOME (EXPENSE), NET
Other income, net	90	47	184	77
Total other income, net	90	47	184	77

Net income (loss) before provision for income taxes	663	(251)	1,299	(569)
Provision for income taxes	—	—	—	—

Net income (loss)	$663	$(251)	$1,299	$(569)

PER SHARE INFORMATION
Income (loss) per common share -
Basic	$0.03	$(0.01)	$0.06	$(0.03)
Diluted	$0.03	$(0.01)	$0.06	$(0.03)

Weighted average common shares used in computing per share amounts
Basic	20,244,802	19,795,189	20,243,718	19,357,364
Diluted	20,930,380	19,795,189	20,876,861	19,357,364

INTELLICHECK, INC.

UNAUDITED CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026 AND 2025
(in thousands, except number of shares)

	Three months ended June 30, 2026
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount

BALANCE, March 31, 2026	20,239,060	$20	$154,087	$(132,574)	$21,533

Stock-based compensation	–	–	289	–	289
Stock option exercises, net of cashless exercises	1,667	–	4	–	4
Issuance of shares for vested restricted stock grants	12,161	–	–	–	–
Net income	–	–	–	663	663
BALANCE, June 30, 2026	20,252,888	$20	$154,380	$(131,911)	$22,489

	Three months ended June 30, 2025
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount

BALANCE, March 31, 2025	19,816,043	$19	$152,390	$(134,801)	$17,608

Stock-based compensation	–	–	202	–	202
Stock option exercises, net of cashless exercises	181,256	1	445	–	446
Issuance of shares for vested restricted stock grants	28,544	–	–	—	—
Net loss	–	–	–	(251)	(251)
BALANCE, June 30, 2025	20,025,843	$20	$153,037	$(135,052)	$18,005

	Six months ended June 30, 2026
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount

BALANCE, December 31, 2025	20,225,323	$20	$153,887	$(133,210)	$20,697

Stock-based compensation	–	–	489	–	489
Stock option exercises, net of cashless exercises	1,667		4	–	4
Issuance of shares for vested restricted stock grants	25,898	–	–	–	–
Net income	–	–	–	1,299	1,299
BALANCE, June 30, 2026	20,252,888	$20	$154,380	$(131,911)	$22,489

	Six months ended June 30, 2025
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount

BALANCE, December 31, 2024	19,782,311	$19	$152,211	$(134,483)	$17,747

Stock-based compensation	–	–	381	–	381
Stock option exercises, net of cashless exercises	181,256	1	445	–	446
Issuance of shares for vested restricted stock grants	62,276	–	–	–	–
Net loss	–	–	–	(569)	(569)
BALANCE, June 30, 2025	20,025,843	$20	$153,037	$(135,052)	$18,005

INTELLICHECK, INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2026 AND 2025

	Six months ended June 30,
	2026	2025

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,299	$(569)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	381	325
Stock-based compensation	489	379
Credit loss expense	43	47
Changes in assets and liabilities:
Decrease in accounts receivable	663	1,920
Decrease (Increase) in other current assets and other assets	75	(94)
(Decrease) in accounts payable and accrued expenses	(242)	(161)
(Decrease) Increase in deferred revenue	(466)	2,037
Net cash provided by operating activities	2,242	3,884

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(59)	(22)
Software development costs	—	(210)
Net cash used in investing activities	(59)	(232)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of stock options	4	445
Repayment of insurance financing arrangements	—	(190)
Net cash provided by financing activities	4	255

Net increase in cash	2,187	3,907

CASH AND CASH EQUIVALENTS, beginning of period	9,650	4,666

CASH AND CASH EQUIVALENTS, end of period	$11,837	$8,573

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	$(4)
Cash paid for income taxes	$—	$—

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adjusting net income (loss) for certain reductions such as restructuring severance expenses, interest and other income, provisions for income taxes, depreciation, amortization and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and provisions for income taxes, investors can evaluate our operations and can compare the results on a more consistent basis to the results of other companies. In addition, Adjusted EBITDA is one of the primary measures that management uses to monitor and evaluate financial and operating results.
We consider Adjusted EBITDA to be an important indicator of our operational strength and performance of our business and a useful measure of our historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes restructuring severance expenses, interest and other income, provisions for income taxes, stock-based compensation expense, all of which impact our profitability, as well as depreciation and amortization related to the use of long-term assets which benefit multiple periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP net income (loss) and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by us may not be comparable with similarly named measures provided by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net income (loss)	$663	$(251)	$1,299	$(569)
Reconciling items:
Other income, net	(90)	(47)	(184)	(77)
Depreciation and amortization	188	171	381	325
Stock-based compensation	289	202	489	379

Adjusted EBITDA	$1,050	$75	$1,985	$58

Adjusted Gross Profit
We use Adjusted Gross Profit as a non-GAAP financial performance measurement. Adjusted Gross Profit is calculated by adjusting gross profit for the reduction of amortization expense. Adjusted Gross Profit is provided to investors to supplement the results of operations reported in accordance with GAAP. We believe Adjusted Gross Profit is important because it focuses on the current operating performance, as amortization expense does not accurately reflect the current costs required to maintain the operational usage of our service. Rather, amortization expense reflects the allocation of historical software development costs over their estimated useful lives.
As an indicator of our operating performance, Adjusted Gross Profit should not be considered an alternative to, or more meaningful than, gross profit as determined in accordance with GAAP. Our Adjusted Gross Profit may not be comparable to a similarly titled measure of another company because other entities may not calculate Adjusted Gross Profit in the same manner.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenues	$5,941	$5,123	$11,465	$10,017
Cost of revenues, exclusive of amortization	380	402	742	800
Amortization allocable to cost of revenues	137	121	274	225
Gross profit	5,424	4,600	10,449	8,992
Add:
Amortization allocable to cost of revenues	137	121	274	225
Adjusted gross profit	5,561	4,721	10,723	9,217

Gross profit as a percentage of revenues	91.3%	89.8%	91.1%	89.8%
Adjusted gross profit as a percentage of revenues	93.6%	92.2%	93.5%	92.0%

Contact
Investor Relations:
Keaton Olsen
IntellicheckIR@AllianceAdvisors.com

Media and Public Relations:
Sharon Schultz (302) 539-3747
sschultz@intellicheck.com

About Intellicheck
Intellicheck (Nasdaq: IDN), the industry leader in identity verification management, prevents the use of unauthorized IDs to stop identity-based fraud. Intellicheck is the only SaaS-based validation and proofing service that uses a unique and proprietary analysis of DMV-issued IDs to create trusted, real-time customer identity verification experiences across a wide variety of sectors, both in-person and digitally. Intellicheck is processing identity transactions for almost half the adult population in the United States and Canada annually with state-of-the-art technology solutions that are providing a seamless, invisible ID verification experience while delivering 99.975% decisioning in under a second when a customer is using our tools to capture the document. For more information on Intellicheck, visit us on the web and follow us on LinkedIn, X, Facebook, and YouTube.

Safe Harbor Statement
Statements in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These include statements regarding our customer's vendor transition and multi-vendor architecture; the pace, extent and duration of the resulting volume reductions; whether any volumes are retained or restored and the economics of any retained or restored business; and our ability to recover or replace affected revenue. They also include statements regarding future demand for our products and services; our expectations for future revenue, profitability, Adjusted EBITDA, cash flow and other financial metrics; our growth strategy and ability to scale the business; expansion into new vertical markets and customer segments; the anticipated impact of artificial intelligence on identity fraud and on demand for our products; and our ability to leverage existing partnerships or enter into new ones. These statements express management's current views and use words like "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "target," "will," "would" and similar terms. This statement is included for the express purpose of availing Intellicheck, Inc. of the protections of the safe harbor provisions of the PSLRA.

Actual results could differ materially due to factors including: customer concentration; market acceptance and adoption of our SaaS offerings; competition, including from providers with greater resources; the rapid evolution of artificial intelligence, including the use of generative AI to create synthetic identities and deepfakes, and our ability to maintain technological advantages; cybersecurity incidents, data breaches or service interruptions; changes in privacy, biometric, data protection and AI laws and regulations; pending or future litigation and regulatory inquiries; our ability to attract and retain key personnel; macroeconomic and geopolitical conditions and the effect on the economy of the ongoing conflict in the Middle East, including effects to consumer sentiment and inflationary pressures; our ability to utilize net operating loss carryforwards, including limitations under Section 382; and risks associated with being a smaller reporting and micro-cap company. Other risks are described in our filings with the Securities and Exchange Commission, including under "Risk Factors" in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. We do not assume any obligation to update the forward-looking information contained in this release.